Company Contact:	Investor Relations:
Timothy C. Dec	Kristen McNally
Chief Financial Officer	The Piacente Group, Inc.
Fortress International Group, Inc.	Phone: (212) 481-2050
Phone: (410) 423-7438	figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

Company Reports Revenue of $14.9 Million and a Net Loss of $16.8 million in Second Quarter

Reports $13.1 Million Impairment Loss on Goodwill and Other Intangibles

Adjusted EBITDA in Second Quarter reaches a Negative $1.4 million

Columbia, MD – August 13, 2009 – Fortress International Group, Inc. (NASDAQ: FIGI) (“Fortress”), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced its financial results for the second quarter ended June 30, 2009.

For the three-month period ended June 30, 2009, the Company reported revenue of $14.9 million, compared to revenue of $20.1 million for the second quarter of 2008. The decrease in revenue was primarily attributable to $2.2 million lower revenue from our construction management division and $2.0 million from our facilities management division.

Gross profit for the second quarter of 2009 was $1.8 million, or 12.0%, compared to gross profit of $2.1 million, or 10.4%, for the second quarter of 2008.

Net loss for the second quarter of 2009 was ($16.8) million, or ($1.32) per share, compared to a net loss of ($6.0) million, or ($0.50) per share, for the second quarter of 2008. Adjusted EBITDA loss for the second quarter ended June 30, 2009 was approximately ($1.4) million, compared to adjusted EBITDA loss of ($2.7) million for the second quarter of 2008. The Company defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company’s operating trends.

For the six-month period ended June 30, 2009, the Company reported revenue of $45.0 million, compared to revenue of $39.6 million for the six-month period ended June 30, 2008. The increase in revenue was primarily attributable to $8.3 million additional revenue from our construction management division offset by a reduction of $2.4 million from our facilities management division.

Gross profit for the six months ended June 30, 2009 was $5.4 million, or 12.0%, compared to gross profit of $5.5 million, or 13.9%, for the six months ended June 30, 2008.

Net loss for the six months ended June 30, 2009 was ($17.8) million, or ($1.40) per share, compared to a net loss of ($8.3) million, or ($0.69) per share, for the six months ended June 30, 2008. Adjusted EBITDA loss for the six months ended June 30, 2009 was approximately ($1.1) million, compared to adjusted EBITDA loss of ($3.5) million for the six months ended June 30. 2008.

Backlog totaled $42.7 million as of June 30, 2009, compared to $45.5 million as of March 31, 2009.

Commenting on the results, Chief Executive Officer Thomas P. Rosato stated, “Our business was largely affected in the second quarter by the weak economic environment and we continue to see restrained spending on capital infrastructure projects. Management has taken steps to reduce our operating expenses and continues to implement changes in its strategic direction aimed at achieving profitability and positive cash flow. In addition, management continues to explore various strategic alternatives, including business combinations, private placements of debt or equity securities and sales of a division or some or all of our assets or a sale of the entire company. Although we have been able to fund our operations to date, there is no assurance that cash flow from our operations or our capital raising efforts will be able to attract the additional capital or other funds needed to sustain our current operations. In order to preserve our limited financial resources, we may determine to voluntarily delist our securities from trading on Nasdaq and deregister our securities under the Exchange Act and cease our reporting obligations with the SEC under the Exchange Act. Despite these setbacks, we introduced new services with our Strategic Energy Management Solutions (SEMS), which is designed to lower customer costs and increase data center efficiency to address the current economy’s conservative spending and focus on energy conservation. We are beginning to gain traction with this new offering that expands on our current energy and green solutions business segment services.”

Chief Financial Officer Timothy C. Dec said, “During the quarter and sequentially quarter over quarter, we experienced a $15.0 million, or 50%, decline in revenue, reported negative Adjusted EBITDA of $1.4 million for the second quarter of 2009, and experienced delays in a few customers ability to meet their contractual payment obligations to us.  During the first six months of the year our cash balance has declined $7.2 million.  These factors, among others, have adversely impacted our liquidity and may impact our ability to sustain our current operations. We plan to continue to evaluate our current cost structure to further align our expenses with our anticipated revenue stream.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on Thursday, August 13, 2009, at 8:30 a.m. EST. Investors may listen to the conference call via telephone at: 877-941-4774 or (U.S./Canada) or 480-629-9760 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Thursday, August 27, 2009. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4133228, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. By combining the knowledge and experience of Total Site Solutions and Rubicon Professional Services, two experts in critical facilities infrastructure, Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty whether the Company can raise substantial additional funds to continue its operations; risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

- financial tables to follow –

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2009	2008
Current Assets
Cash and cash equivalents	$5,267,230	$12,448,157
Contract and other receivables, net	12,595,012	21,288,660
Costs and estimated earnings in excess of billings on uncompleted contracts	2,300,648	3,742,530
Prepaid expenses and other current assets	1,002,438	539,124
Total current assets	21,165,328	38,018,471
Property and equipment, net	710,925	824,487
Goodwill	4,474,563	4,811,000
Other intangible assets, net	211,134	13,559,234
Other assets	268,470	225,853
Total asset	$26,830,420	$57,439,045

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$603,131	$1,688,845
Convertible note, current portion	1,666,666	-
Accounts payable and accrued expenses	14,089,665	24,394,990
Billings in excess of costs and estimated earnings on uncompleted contracts	3,812,514	6,047,765
Total current liabilities	20,171,976	32,131,600
Notes payable, less current portion	247,492	311,709
Convertible notes, less current portion	2,333,334	4,000,000
Other liabilities	56,626	137,198
Total liabilities	22,809,428	36,580,507
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 12,870,626 and 12,797,296 issued;
12,695,046 and 12,621,716 outstanding at June 30,2009 and December 31, 2008, respectively	1,283	1,279
Additional paid-in capital	62,208,954	61,262,218
Treasury stock, 175,580 shares at cost at June 30, 2009 and December 31, 2008	(869,381)	(869,381)
Accumulated deficit	(57,319,864)	(39,535,578)
Total stockholders' equity	4,020,992	20,858,538
Total liabilities and stockholders’ equity	$26,830,420	$57,439,045

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Results of Operations:
Revenue	$14,939,422	$20,149,876	$45,010,750	$39,581,956
Cost of revenue	13,158,890	18,038,179	39,562,081	34,059,068
Gross profit	1,780,532	2,111,697	5,448,669	5,522,888
Operating expenses:
Selling, general and administrative	4,637,908	5,657,424	8,491,569	10,428,454
Depreciation and amortization	105,039	123,217	208,459	238,456
Amortization of intangibles	690,855	619,436	1,382,960	1,401,498
Impairment loss on goodwill and other intangibles	13,062,140	1,217,000	13,062,140	1,217,000
Total operating costs	18,495,942	7,617,077	23,145,128	13,285,408
Operating loss	(16,715,410)	(5,505,380)	(17,696,459)	(7,762,520)
Interest income (expense), net	(52,271)	(101,938)	(87,819)	(145,008)
Loss from operations before income taxes	(16,767,681)	(5,607,318)	(17,784,278)	(7,907,528)
Income tax expense	-	387,000	-	387,000
Net loss	$(16,767,681)	$(5,994,318)	$(17,784,278)	$(8,294,528)

Per Common Share (Basic and Diluted):
Basic and diluted net loss	$(1.32)	$(0.50)	$(1.40)	$(0.69)
Weighted average common shares outstanding-basic and diluted	12,678,381	12,093,895	12,660,049	12,083,483

FORTRESS INTERNATIONAL GROUP, INC.
ADJUSTED EBITDA RECONCILIATION

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(16,767,681)	$(5,994,318)	$(17,784,278)	$(8,294,528)
Interest (income) expense, net	52,271	101,938	87,819	145,008
Taxes	-	387,000	-	387,000
Depreciation and amortization	105,039	123,217	208,459	238,456
Amortization of intangibles	690,855	816,102	1,382,960	1,673,412
EBITDA	(15,919,516)	(4,566,061)	(16,105,040)	(5,850,652)
Stock and warrant-based compensation	463,051	654,671	946,740	1,012,413
Impairment loss on goodwill and other intangibles	13,062,140	1,217,000	13,062,140	1,217,000
Provision for bad debts	1,000,000	34,795	1,025,000	89,795
Adjusted EBITDA	$(1,394,325)	$(2,659,595)	$(1,071,160)	$(3,531,444)

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